UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2006
DUSA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-19777	22-3103129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
25 Upton Drive
Wilmington, Massachusetts 01887
(Address of principal executive offices, including ZIP code)
(978) 657-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.
     DUSA Pharmaceuticals, Inc. (“DUSA”) today reported that Stiefel Laboratories, Inc., DUSA’s marketing partner for Latin America, has been informed by ANVISA, the Brazilian drug regulatory authorities, that the Levulan® Kerastick® has been approved in Brazil. With DUSA’s support, Stiefel Laboratories completed the regulatory filing with ANVISA during the second quarter of this year.
     Except for historical information, this report contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the anticipated timing of the launch of the product in Brazil, and expectations regarding launches of product in other Latin American countries. Furthermore, the factors that may cause differing results include the pricing approval process, the regulatory approval process in other countries, and other risks identified in DUSA’s SEC filings from time to time.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.
By:	/s/ D. Geoffrey Shulman
D. Geoffrey Shulman, MD, FRCPC
Chairman of the Board and Chief Executive Officer

Dated:  October 17, 2006